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                                                                     Exhibit 2.1


                                LUSCAR COAL LTD.

                                  CERTIFICATION

The following statement is provided by the undersigned to accompany the report on Form 6-K for the quarter ended September 30, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Each of the undersigned certifies that the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of issuer.


November 26, 2002
------------------------------------
Date:



/s/ REG L. TOLIVER                               /s/ JOSEPH W. BRONNEBERG
------------------------------------             -------------------------------
Name:    Reg L. Toliver                          Name:   Joseph W. Bronneberg
Title:   President and Chief Executive           Title:  Vice President, Finance
Officer                                          Luscar Coal Ltd.
Luscar Coal Ltd.



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